UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

BLACKROCK VIRGINIA MUNICIPAL BOND TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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December [ ], 2025

[Recipient Name]

[Recipient Address Line 1]

[Recipient Address Line 2]

Dear [Recipient Name]:

I am writing regarding your investment in BlackRock Virginia Municipal Bond Trust (NYSE: BHV) (the “Fund”). The Fund’s Board of Trustees recently approved a proposal that has the potential to deliver significant benefits to you as a shareholder of BHV, including the potential for higher yield and lower expenses.

I would appreciate an opportunity to speak with you to discuss this important matter. Please call or email me at your convenience.

I look forward to speaking with you.

Sincerely,

Stephen Minar

Managing Director, Head of Closed-End Funds

(646) 231-0471

stephen.minar@blackrock.com

50 Hudson Yards New York NY 10001  |  Tel 212-810-5300  |  blackrock.com